NEUBERGER BERMAN
ADVISERS MANAGEMENT TRUST
MANAGEMENT AGREEMENT
SCHEDULE A

Portfolios

Balanced Portfolio
Growth Portfolio
Guardian Portfolio
International Equity Portfolio
International Large Cap Portfolio
Large Cap Value Portfolio
Mid Cap Growth Portfolio
Mid-Cap Intrinsic Value Portfolio
Real Estate Portfolio
Short Duration Bond Portfolio
Small-Cap Growth Portfolio
Socially Responsive Portfolio

Date: May 1, 2013

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SCHEDULE B

Compensation pursuant to Paragraph 3 of the Neuberger Berman Advisers Management Trust Management Agreement shall be calculated in accordance with the following schedules:

Balanced Portfolio
Growth Portfolio
Guardian Portfolio
International Large Cap Portfolio
Large Cap Value Portfolio
Mid-Cap Growth Portfolio
Mid Cap Intrinsic Value Portfolio
Socially Responsive Portfolio

0.55% on the first $250 million of average daily net assets
0.525% on the next $250 million of average daily net assets
0.50% on the next $250 million of average daily net assets
0.475% on the next $250 million of average daily net assets
0.45% on the next $500 million of average daily net assets
0.425% on the next $2.5 billion of average daily net assets
0.40% on average daily net assets in excess of $4 billion

Small-Cap Growth Portfolio

0.85% on the first $500 million of average daily net assets
0.825% on the next $500 million of average daily net assets
0.80% on the next $500 million of average daily net assets
0.775% on the next $500 million of average daily net assets
0.75% on the next $500 million of average daily net assets
0.725% on average daily net assets in excess of $2.5 billion

International Equity Portfolio

0.85% on the first $250 million of average daily net assets
0.825% on the next $250 million of average daily net assets
0.80% on the next $250 million of average daily net assets
0.775% on the next $250 million of average daily net assets
0.75% on the next $500 million of average daily net assets
0.725% on the next $1 billion of average daily net assets
0.70% on average daily net assets in excess of $2.5 billion

Short Duration Bond Portfolio

0.25% on the first $500 million of average daily net assets
0.225% on the next $500 million of average daily net assets
0.20% on the next $500 million of average daily net assets
0.175% on the next $500 million of average daily net assets
0.15% on average daily net assets in excess of $2 billion

Real Estate Portfolio

0.85% of average daily net assets

DATED: May 1, 2013

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